                                                                   Exhibit 10.15

                   Confidential Materials omitted and filed
            separately with the Securities and Exchange Commission
               pursuant to a request for confidential treatment.
                          Asterisks denote omissions.
                                                                    CONFIDENTIAL
                                                                    ------------




                     SECOND AMENDMENT TO LICENSE AGREEMENT


     This Second Amendment, dated as of February 18, 1998, amends that certain License Agreement dated as of June 5, 1997 ("Agreement"), as amended by an Amendment to License Agreement dated as of September 9, 1997 ("First Amendment"), by and between Dow Jones & Company, Inc. ("Dow Jones"), having an office at 200 Liberty Street, New York, New York 10281, and the Board of Trade of the City of Chicago (the "Licensee"), having an office at 141 West Jackson Boulevard, Chicago, Illinois 60604. Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Agreement.

     WHEREAS, Dow Jones compiles, calculates and maintains the Indexes, and Dow Jones owns rights in and to the Indexes, the proprietary data contained therein, and the Dow Jones Marks; and

     WHEREAS, Dow Jones and the Licensee entered into the Agreement and, pursuant to the terms and conditions thereof, Dow Jones granted to the Licensee a non-transferable, exclusive (subject to Section 1(d) of the Agreement) world-wide license to use the Indexes and the Dow Jones Marks in connection with the listing of Products for trading on or through the Licensee during the hours of 9:30 A.M. to 4:15 P.M. (Eastern time); and

     WHEREAS, Dow Jones and the Licensee entered into the First Amendment and, pursuant to the terms and conditions thereof, Dow Jones granted to the Licensee a non transferable, non-exclusive worldwide license to use the Dow Jones Industrial Average ("DJIA") solely in connection with the listing of Products based on the Dow Jones Industrial Average for trading on or through the Licensee during the hours of 9:15 A.M. to 9:30 A.M. Eastern time; and

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                                                                               2

     WHEREAS, Licensee maintains an electronic trading system known as Project A(R) ("Project A") and Licensee has represented to Dow Jones that it will pursue the development of an "open architecture" for Project A to permit futures exchanges outside of North American time zones to connect their trade execution platforms with Project A, and that such systems will allow positions in Products listed for trading on Project A which are opened outside of U.S. business hours to be cleared directly by and maintained at Licensee's clearinghouse;

     WHEREAS, Dow Jones wishes to permit the Licensee to use the DJIA and the Dow Jones Marks in connection with the listing of Products based on the DJIA from 4:15 P.M. until 9:15 A.M. Eastern Time for trading on Project A, and to make the license granted by the First Amendment between 9:15 A.M. and 9:30 A.M. Eastern Time exclusive;

     WHEREAS, paragraph (c) of Section 12 of the Agreement provides that the terms of the Agreement may be modified and amended by a written instrument signed by duly authorized officers of both parties hereto.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, it is agreed as follows:

1. This Second Amendment shall be effective as of April 2, 1998, subject to all necessary regulatory approvals and the payment by the Licensee to Dow Jones of [**].

2. When this Second Amendment becomes effective, the First Amendment shall be revoked in its entirety.

3.  Grant of License
    ----------------

     Paragraph (a) of Section 1 of the Agreement is hereby amended and restated in its entirety as follows:

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                                                                               3

     1.   Grant of License.
          ----------------

     (a)(l) Subject to the terms and conditions of this Agreement, Dow Jones hereby grants to the Licensee a non-transferable (except to affiliates pursuant to Section 12(a)) exclusive (subject to Section 1(d)) worldwide license (A) to use the Indexes solely in connection with the listing for trading of the Products on or through the Licensee during the hours of 9:30 A.M. to 4:15 P.M. Eastern Time, (B) to use the DJIA solely in connection with the listing for trading of the Products based on the DJIA on or through the Licensee during the hours of 9:15 A.M. and 9:30 A.M. Eastern Time and (C) to use and refer to the Dow Jones Marks in connection with such listing, and the marketing and promotion of the Products, in order to indicate the source of the Indexes and as may otherwise be required by applicable laws, rules or regulations or under this Agreement.

     (2) Subject to the terms and conditions of this Agreement, and as of the Project A Effective Date, Dow Jones hereby grants to the Licensee a non-transferable (except to affiliates pursuant to Section 12(a)) exclusive (subject to Sections 1(d) and 1(a)(3)) worldwide license (A) to use the DJIA solely in connection with the listing for trading of the Products based on the DJIA on or through the Licensee on Project A during the hours of 4:15 P.M. to 9:15 A.M. Eastern Time, and (B) to use and refer to the Dow Jones Marks in connection with such listing, and the marketing and promotion of the Products, in order to indicate the source of the DJIA and as may otherwise be required by applicable laws, rules or regulations or under this Agreement.

     (3) (A) The license granted by Section 1(a)(2) hereof shall be exclusive for one year from the Project A Effective Date. At that time, the license will be exclusive for a second one-year period if Average Daily Trading Volume (based on total volume in open outcry and Project A trading sessions for the three month period preceding the first anniversary date) for Products based on the Dow Jones Industrial Average is at least [**]. In such event, the Licensee shall pay to Dow Jones an additional fee of [**] on the first anniversary date. If the Average Daily Trading Volume does not meet the test set forth in this paragraph, then, at the election of Dow Jones, by notice to the Licensee on or before the first anniversary date, the license granted in Section l(a)(2) (i) will continue on an exclusive basis for the second one-year period

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                                                                               4


(in which case the Licensee shall not be required to pay the additional fee of [**]) or (ii) will become non-exclusive for the remainder of the Initial Term (in which case Dow Jones shall pay to the Licensee the sum of [**] on the first anniversary date).

          (B) If the license was exclusive for the second one-year period pursuant to paragraph (A) above, then at the end of the second one-year period, the license will be exclusive for a third one-year period if Average Daily Trading Volume (based on total volume in open outcry and on Project A for the three month period preceding the second anniversary date) for Products based on the Dow Jones Industrial Average is at least [**]. In such event, the Licensee shall pay to Dow Jones an additional fee of [**] on the second anniversary date. If the Average Daily Trading Volume does not meet the test set forth in this paragraph, then, at the election of Dow Jones, by notice to the Licensee on or before the second anniversary date, the license granted in Section 1(a)(2) (i) will continue on an exclusive basis for the third one-year period (in which case the Licensee shall not be required to pay the additional fee of [**]) or (ii) will become non-exclusive for the remainder of the Initial Term (in which case Dow Jones shall pay to the Licensee the sum of [**] on the second anniversary date).

          (C) If the license was exclusive for the third one-year period for the third one-year period pursuant to paragraph (B) above, then at the end of the third one-year period, the license will be exclusive for the remainder of the Initial Term if Average Daily Trading Volume (based on total volume in open outcry and on Project A for the three month period preceding the third anniversary date) for Products based on the Dow Jones Industrial Average is at least [**]. Otherwise, the license granted herein will become non-exclusive for the remainder of the Initial Term.

     (4) The Project A Effective Date shall be April 2, 1998, subject to all necessary regulatory approvals and the payment by the Licensee to Dow Jones of [**] on or before such date.

     (5) Licensee will establish price limits for trading in Products based on the Dow Jones Industrial Average on Project A between the hours of 4:15 P.M. and 9:15 A.M. Eastern time. Subject to regulatory approval, such price limits shall be set at levels agreed to by Dow Jones and shall not be greater than the equivalent of the price limits applicable to comparable

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                                                                               5

U.S. stock index futures contracts traded during the same hours.

     (6) With respect to a Project A trading session to be conducted by the Licensee in connection with the license granted by Section 1 (a)(2) hereof, (A) Licensee shall not begin such trading session until at least fifteen (15) minutes after the end of an open outcry session conducted by the Licensee in connection with the license granted by Section 1 (a)( 1) hereof, but not earlier than 4:30 P.M. Eastern Time, and (B) Licensee shall conclude such trading session at least fifteen (15) minutes prior to the beginning of an open outcry session conducted by the Licensee in connection with the license granted by Section l(a)(l) hereof, but not later than 9:00 A.M. Eastern Time.

         *                    *                    *

     (7) Subject to the terms and conditions of this Agreement, including the applicable time periods set forth in the license granted in section 1(a)(1) and
(2), the Products may be traded on or through the Licensee on each calendar day that the Licensee is open for trading, and, in addition, subject to Section 1(a)(6) hereof, the Products based on the DJIA may be traded on Project A during the period from 6:55 P.M. Eastern Time on Sunday through 9:15 A.M. Eastern Time on Monday.

4. Section 5(e) of the Agreement is hereby amended to read as follows:

     (e) The Licensee will develop and implement a marketing program for the Products. The Licensee will spend at least [**] during the period between the Effective Date and the end of the First Year in implementing the marketing program. During each subsequent Year of the Initial Term, the Licensee will spend the greater of [**] in implementing the marketing program. In addition to the foregoing, Licensee agrees to promote the trading of Products based on the Dow Jones Industrial Average on Project A by purchasing [**] of media from Dow Jones or its affiliates, including CNBC, prior to the first anniversary of the Project A Effective Date (as defined in Section 1(a)(4) hereof).

5. Paragraph 7(b) of the Agreement is hereby amended by amending the first sentence thereof to

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                                                                               6

read as follows:

Dow Jones expressly acknowledges and agrees that: (i) Licensee has the exclusive property rights in and to Market Data; (ii) Market Data constitutes valuable Confidential Information and proprietary rights of Licensee; and (iii) Licensee's trademarks and trade names, including but not limited to, Chicago Board of Trade, Board of Trade, CBOT and Project A, are valuable assets of Licensee.

6. Schedule C to the Agreement is amended and restated by amending the first sentence of the third paragraph thereof to read as follows:
 . In addition, the Licensee will pay to the Dow Jones affiliate designated by Dow Jones the amount, if any, by which (x) a fee (the "Per Transaction Fee") equal to [**].

    *                         *                         *

7. Other Matters.
   -------------

     (a) This Second Amendment is intended by the parties to amend the Agreement as set forth herein, to supersede the First Amendment, and to constitute a written instrument pursuant to and in accordance with Section 12(c) of the Agreement.

     (b) The Agreement, as amended by this Second Amendment, constitutes the entire agreement of the parties hereto with respect to its subject matter, and supersedes any and all previous agreements between the parties with respect to its subject matter. There are no oral or written collateral representations, agreements or understandings with respect to the subject matter of the Agreement, as amended by this Second Amendment, except as provided in the Agreement, as amended by this Second Amendment.



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                                                                               7

IN WITNESS WHEREOF, the parties have cause this Second Amendment to be executed as of the date first set forth above.

                              DOW JONES & COMPANY, INC.


                              By: /s/ David E. Moran
                                 -----------------------------------------------
                                    David E. Moran
                                    Vice President


                              BOARD OF TRADE OF THE
                              CITY OF CHICAGO



                              By: /s/ Patrick H. Arbor
                                 -----------------------------------------------
                                    Patrick H. Arbor
                                    Chairman of the Board



                              By: /s/ Thomas R. Donovan
                                 -----------------------------------------------
                                    Thomas R. Donovan
                                    President and
                                    Chief Executive Officer